Exhibit 16

[Logo of Grant Thornton]

Accountants and Business Advisors

December 2, 2003

Securities and Exchange Commission

Attn: SECPS Letter File/Mail Stop 11-3

Washington, D.C. 20549

Re:	Mirenco, Inc.
File number 333-41092

Dear Sir or Madam:

We have read Item 4 of the Form 8-K (Amended) of Mirenco, Inc. dated August 29, 2003, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/    Grant Thornton LLP

Grant Thornton LLP